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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934







Date of report (Date of earliest event reported):
  August 13, 1998 (August 3, 1998)
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                             THE MARQUEE GROUP, INC.
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               (Exact name of registrant as specified in charter)

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
               Delaware                        0-21711                                13-3878295
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     (State or Other Jurisdiction       (Commission File No.)             (IRS Employer Identification No.)
           of Incorporation)
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888 Seventh Avenue 37th Floor, New York, New York         10019
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(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:  (212) 977 - 0300
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                                       N/A
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(Former name or former address, if changed since last report)


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ITEM 2. ACQUISITIONS OR DISPOSITIONS OF ASSETS


         On August 3, 1998, The Marquee Group, Inc. (the "Company") consummated its acquisition of substantially all of the assets of Alphabet City Industries, Inc. ("Industries") and all of the outstanding stock of Alphabet City Sports Records, Inc. ("Sports"), both of which are sports and music marketing companies which develop strategic alliances among sports leagues, music companies and corporate sponsors (collectively, the "Alphabet City Acquisition"). Industries produces national television spots, in-arena video programming and radio advertising campaigns for clients, such as Foot Locker and Coca-Cola. Sports develops music compilation compact discs for sports teams, such as the Chicago Bulls, the Green Bay Packers and the Denver Broncos, which it distributes through retail chain stores. The aggregate purchase price for the Alphabet City Acquisition was approximately $3.3 million in cash, plus assumed liabilities subject to certain adjustments, and the issuance of 200,000 shares of the Company's common stock. The funds used to consummate the Alphabet City Acquisition were obtained from the Company's working capital and borrowings under the Company's Credit Agreement (as defined below). In addition, the Company may be obligated to make additional payments (up to $9 million) based upon the financial performance of the acquired businesses.

         The foregoing description does not purport to be a complete description of the terms of the Alphabet City Acquisition agreement and is qualified by reference to such agreement, a copy of which is attached hereto as Exhibit 2.1.

ITEM 5. OTHER EVENTS.

         On July 31, 1998, the Company, its subsidiaries and the lender that is a party thereto executed a Credit Agreement (the "Credit Agreement") that established a $35.0 revolving credit facility. Borrowings under the Credit Agreement are guaranteed by the Company and certain subsidiaries and secured by liens on substantially all of the Company's assets (including the stock of certain subsidiaries).

         The foregoing description of the terms of the Credit Agreement does not purport to be complete and is qualified by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired.

         The required financial statements will be filed no later than 60 days after the date this Form 8-K was required to be filed.

(b)      Pro Forma Financial Information.

         The required pro forma financial information will be filed no later than 60 days after the date this Form 8- K was requried to be filed.

(c)      Exhibits.

2.1 Stock and Asset Purchase Agreement, dated as of August 3, 1998, by and among Alphabet City Sports Records, Inc., Alphabet City Indutries, Inc., Kenneth Dichter, Jesse Itzler, The Marquee Group, Inc., and Marquee Records, Inc.

10.1 Credit Agreement, dated as of July 31, 1998, among The Marquee Group, Inc., the Subsidiaries of The Marquee Group, Inc. and BankBoston, N.A.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                THE MARQUEE GROUP, INC.



                                By: /s/ Jan E. Chason
                                   -----------------------------------------
                                Name: Jan E. Chason
                                Title: Chief Financial Officer and Treasurer


Date: August 13, 1998



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